Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-198037, and 333-200805 on Form S-8 and No. 333-206710 on Form F-3 of our report dated March 10, 2017, relating to the consolidated financial statements of Auris Medical Holding AG appearing in this Annual Report on Form 20-F of Auris Medical Holding AG for the year ended December 31, 2016.

Deloitte AG

/s/ Matthias Gschwend	/s/ Adrian Kaeppeli
Auditor in Charge

Zurich, Switzerland

March 14, 2017